EXHIBIT B
                                 EnerShop, Inc.
                        Intercompany Service Transactions
                    For the Quarter Ended September 30, 1997



        Name                     Type of Service        Amount
---------------------------  -----------------------  ---------
Central and South West       Salaries, and overheads  $ 152,565
Services, Inc.               (direct and indirect)
(Wholly owned subsidiary of  in support of EnerShop
Central and South West
Corporation)